================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ACTIVE SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

     WebMethods, Inc., and Active Software, Inc. distributed the following press release on May 22, 2000.

FOR IMMEDIATE RELEASE

     WEBMETHODS TO ACQUIRE ACTIVE SOFTWARE

          Acquisition creates first complete solution for business integration across the enterprise and Internet-based B2B trading networks

FAIRFAX, Va. and SANTA CLARA, Calif.--May 22, 2000--webMethods, Inc. (Nasdaq:WEBM), the leading provider of business-to-business integration (B2Bi) solutions, today announced it has signed a definitive agreement to acquire Active Software, Inc. (Nasdaq:ASWX), a leading provider of enterprise eBusiness infrastructure software, in an all- stock transaction. This acquisition brings together two infrastructure leaders whose software solutions fully address the integration requirements of Global 2000 companies and industry trading exchanges, both within the enterprise and across business-to-business (B2B) trading networks.

The companies expect that the transaction will close during the third quarter of 2000, pending completion of customary closing conditions and receipt of Active Software and webMethods stockholder and required government approvals. Under the terms of the agreement, Active Software's stockholders will receive 0.527 of a share of webMethods common stock in exchange for each share of Active Software common stock. The transaction, valued at approximately $1.3 billion based upon the Friday, May 19, 2000 closing price of webMethods common stock, is expected to be accounted for as a pooling-of-interests. Approximately 13.6 million shares of webMethods stock will be exchanged for all outstanding shares of Active Software. In preparation of the agreement, webMethods was advised by Morgan Stanley Dean Witter, and Active Software was advised by Goldman, Sachs & Co. and Thomas Weisel Partners.

               First Complete Business Integration Solution

Until now, companies have been forced to adopt separate solutions for uniting internal business processes, and then sharing and integrating these processes with external trading partners, either directly or via B2B marketplaces and trading exchanges. By acquiring Active Software, webMethods is leading the market by offering Global 2000 companies and industry trading exchanges a single infrastructure solution for internal and external business integration. IDC forecasts that the internal and external application integration market will reach $11.6 billion by 2003.

"Active Software is a front-runner in the application integration market with industry-leading technology, an experienced management team and a large, blue chip customer base," said Phillip Merrick, president and CEO of webMethods. "As companies move more of their business processes to the Web, a single software integration platform will deliver significant competitive advantage. By combining our product offerings, webMethods and Active Software are redefining the integration software market by delivering the first end-to-end solution that operates inside, outside and across the corporate firewall."

               Products Already Integrated; Significant Joint Customers

webMethods and Active Software have a history of working together to develop business integration solutions to meet the needs of shared Global 2000 customers such as FedEx, Juniper Networks, Hewlett-Packard and AVNET. Through this experience with joint customers, webMethods recently developed an out-of-box solution that bridges enterprise applications integrated via ActiveWorks with webMethods-powered B2B trading networks and marketplaces. This experience and a combined customer base of more than 350 blue chip companies worldwide provides a solid foundation for building the future of business integration infrastructure.

"We are joining forces with webMethods, the leader in business-to-business integration, because we understand there are two aspects to developing a completely integrated business community," said Jim Green, chairman and CEO of Active Software. "It is critical that companies have a single unified solution that integrates applications within the enterprise; and also allows them to extend their business processes over the Internet to leverage the value of B2B trading networks. Becoming part of webMethods will allow Active Software to provide a critical component of this solution to Global 2000 companies and industry trading exchanges."

               Strong Management Additions and Expanded Global Presence

Upon completion of the acquisition, Active Software's products and operations will be combined with webMethods. Phillip Merrick will continue in his role as president, CEO and chairman of webMethods, with Jim Green, Active Software's CEO, joining the team in the role of CTO and executive vice president, product development. Green will also join the webMethods Board of Directors. Other members of the Active Software management team will join the webMethods management team.

Active Software's Santa Clara, Calif. offices will become the West Coast headquarters of webMethods. This acquisition will also serve to expand webMethods' growing international presence with the addition of offices in the United Kingdom, France, Germany and the Netherlands. The combined companies will have nearly 600 employees worldwide.

About webMethods, Inc.

webMethods, Inc. (Nasdaq:WEBM) is the leading provider of software solutions for business-to-business integration (B2Bi). Leveraging the open standards of the Internet, the award-winning webMethods B2B(TM) family of products provide the B2Bi infrastructure enabling Global 2000 companies and B2B marketplaces to connect customers, suppliers and partners to form real-time B2B trading networks. webMethods B2B allows companies to create new revenue opportunities, strengthen relationships with customers and substantially reduce supply chain inefficiencies.

Founded in 1996, webMethods is based in Fairfax, Va., with offices across the U.S. and Europe. webMethods has more than 160 customers worldwide--from Global 2000 leaders such as Dell, Eastman Chemical Company, Lucent, Bell Atlantic and W.W. Grainger to major B2B marketplaces like ChemConnect, e-STEEL and Ventro. webMethods' strategic partners include Ariba, Commerce One, i2, Deloitte Consulting, EDS, KPMG, Microsoft, Sterling Commerce and SAP AG.

About Active Software, Inc.

Founded in 1995, Active Software, Inc, (Nasdaq:ASWX) is a leading provider of eBusiness infrastructure software products. Active Software's eBusiness platform, the ActiveWorks(TM) Integration System, automates end-to-end business processes within the enterprise. Active Software has approximately 200 customers in industries such as telecommunications, financial services, government, technology, utilities, distribution, manufacturing and transportation. Active Software is headquartered in Santa Clara, California.

Contacts:

Company                         Company
-------                         -------
Jennifer Tansey                 Sandy McBride
webMethods, Inc.                Active Software, Inc.
(703) 460-2554                  (408) 969-5614
jtansey@webMethods.com          sandy@activesw.com

Investors                       Media
---------                       -----
Dave Spille                     Bryan Scanlon or Lauren Arnold
webMethods, Inc.                Schwartz Communications for webMethods
(703) 460-5972                  (781) 684-0770
dspille@webMethods.com          webMethods@schwartz-pr.com

                                     ###

webMethods and webMethods B2B are trademarks of webMethods, Inc. The Active Software logo, Active Software, and ActiveWorks are trademarks or registered trademarks of Active Software, Inc. All other company and product names are property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of managements of webMethods and Active Software and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of the webMethods or Active Software stockholders to approve the transaction; the risk that the webMethods and Active Software businesses will not be integrated successfully and unanticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization; failure of the combined company to successfully manage its changing relationships with customers, suppliers and strategic customers; failure of the combined company's customers to accept the new product offerings.

For a detailed discussion of these and other cautionary statements, please refer to each company's respective filings with the Securities and Exchange Commission, including, where applicable, their most recent filings on Form 10-K and 10-Q, webMethods' Registration Statement on Form S-1, as amended, and the joint proxy statement/prospectus to be filed by both companies as described below. webMethods' and Active Software's filings with the SEC are available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Where You Can Find Additional Information

Investors and security holders of both webMethods and Active Software are advised to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. webMethods and Active Software expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. Such joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the companies at the Securities and Exchange Commission's web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from webMethods or Active Software by directing such requests to the respective addresses listed above.

SOLICITATION OF PROXIES; INTERESTS OF CERTAIN PERSONS IN THE MERGER.

Active Software, webMethods and their respective directors and executive officers, who may be considered participants in this transaction, and certain other members of management and employees may be soliciting proxies from Active Software's stockholders and webMethods' stockholders in favor of approval and adoption of the merger agreement. The following are the directors and executive officers of Active Software:


Name                                 Position
----                                 --------
R. James Green.................      Chief Executive Officer, President and Chairman of the Board of Directors
Rafael Bracho..................      Chief Technology Officer, Executive Vice President and Director
Jon A. Bode....................      Chief Financial Officer and Vice President, Finance and Administration
Edwin C. Winder................      Senior Vice President, Worldwide Sales
Sydney Springer................      Vice President, Engineering
John M. Dempsey................      Vice President, Professional Services
M. Zack Urlocker...............      Vice President, Marketing
Michael J. Odrich..............      Director
Kevin R. Compton...............      Director
James P. Gauer.................      Director
Todd Rulon-Miller..............      Director
Roger S. Siboni................      Director

The following are the directors and executive officers of webMethods:

Name                      Position
----                      --------
Phillip Merrick.........  Chairman of the Board, President and Chief Executive Officer
Mary Dridi..............  Chief Financial Officer and Treasurer
David Mitchell..........  Chief Operating Officer
Charles Allen...........  Vice President, Product Marketing
Chase Bailey............  Director
Robert Cook.............  Director
Dennis Jones............  Director
Michael Levinthal.......  Director
Jack Lewis..............  Director and Secretary
Gene Riechers...........  Director
Robert Vasan............  Director

The directors and executive officers of Active Software have interests in the merger, some of which may differ from, or may be in addition to, those of Active Software stockholders generally. Those interests include:

   * in connection with the merger, R. James Green and certain other key employees of Active Software will enter into employment agreements with Active Software and noncompetition agreements with webMethods which will be effective as of the closing date of the merger;

   * in connection with the merger, the unvested portions of certain stock options and restricted stock held by directors and executive officers of Active Software will become vested and exercisable;

   * R. James Green and one other individual director of Active Software not yet determined will become members of the board of directors of webMethods in connection with the merger; and

   * certain of the executive officers of Active Software may receive payments pursuant to the merger that are considered to be "parachute payments" under the Internal Revenue Code of 1986.

webMethods and its officers and directors may be deemed to be participants in the solicitation of proxies from webMethods's stockholders with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in webMethods' Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the webMethods contact listed above.

Active Software and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Active Software with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in Active Software's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in its proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission.
This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the Active Software contact listed above.

  WebMethods, Inc. distributed the following press release on May 22, 2000.


                            WEBMETHODS TO ACQUIRE
                               ACTIVE SOFTWARE

                               CONFERENCE CALL

                       MONDAY, MAY 22, 2000, 10 AM EDT


webMethods (Nasdaq:WEBM), in conjunction with the announcement of the acquisition of Active Software (Nasdaq: ASWX), will host a conference call for investors analysts and the media.

Summary
-------

webMethods, Inc. (Nasdaq:WEBM), the leading provider of business-to-business integration (B2Bi) solutions, today announced it has signed a definitive agreement to acquire Active Software, Inc. (Nasdaq:ASWX), a leading provider of enterprise eBusiness infrastructure software, in an all- stock transaction. This acquisition brings together two infrastructure leaders whose software solutions fully address the integration requirements of Global 2000 companies and industry trading exchanges, both within the enterprise and across business-to-business
(B2B) trading networks. The transaction, valued at approximately $1.3 billion based upon the Friday, May 19, 2000 closing price of webMethods common stock, is expected to be accounted for as a pooling-of-interests.

Conference Call Details
-----------------------

TIME:           10:00 AM EST

DIAL:           + 1 (800) 819-9193 within North America
                + 1 (913) 981-4911 outside North America

A replay of this call will be available through Friday, June 2, 2000 by dialing the following numbers (888) 203-1112 or (719) 457-0820, confirmation number 890682.

For Further Information Please Contact:
---------------------------------------

Dave Spille
Phone:  +1.703.460.5972
E-mail:  dspille@webmethods.com

Where You Can Find Additional Information

Investors and security holders of both webMethods and Active Software are advised to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. webMethods and Active Software expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. Such joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the companies at the Securities and Exchange Commission's web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from webMethods or Active Software by directing such requests to the respective addresses listed above.

webMethods and its officers and directors may be deemed to be participants in the solicitation of proxies from webMethods's stockholders with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in webMethods' Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the webMethods contact listed above.

Active Software and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Active Software with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in Active Software's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in its proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission.
This document is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the Active Software contact listed above.